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EXHIBIT 3.2

SECOND AMENDMENT AND CONSENT TO CREDIT AGREEMENT
AND CONSENT TO SECURITY AGREEMENT

        SECOND AMENDMENT AND CONSENT TO CREDIT AGREEMENT AND CONSENT TO SECURITY AGREEMENT (collectively, this "Second Amendment"), dated as of October 7, 2003, among DADE BEHRING HOLDINGS, INC., a Delaware corporation ("Holdings"), DADE BEHRING INC., a Delaware corporation (the "Borrower"), various Subsidiaries of Holdings, the lenders from time to time party to the Credit Agreement referred to below (the "Lenders"), GENERAL ELECTRIC CAPITAL CORPORATION and THE ROYAL BANK OF SCOTLAND PLC, as Syndication Agents (in such capacity, the "Syndication Agents"), DEUTSCHE BANK AG, NEW YORK BRANCH, as Administrative Agent (in such capacity, the "Administrative Agent") and DEUTSCHE BANK AG, NEW YORK BRANCH, as Collateral Agent (in such capacity, the "Collateral Agent"). Unless otherwise indicated, all capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below.

W I T N E S S E T H:

        WHEREAS, Holdings, the Borrower, the Lenders, the Syndication Agents and the Administrative Agent are parties to a Credit Agreement, dated as of October 3, 2002 (as amended, modified and/or supplemented to, but not including, the date hereof, the "Credit Agreement");

        WHEREAS, Holdings, the Borrower, certain other Subsidiaries of Holdings and the Collateral Agent are parties to a Security Agreement, dated as of October 3, 2002 (as amended, modified and/or supplemented to, but not including, the date hereof, the "Security Agreement"); and

        WHEREAS, subject to the terms and conditions of this Second Amendment, (i) the Lenders wish to grant certain consents to the provisions of the Credit Agreement and the Security Agreement and (ii) the parties hereto wish to amend the Credit Agreement, in each case as herein provided;

        NOW, THEREFORE, it is agreed:

I.    Amendments and Consents to Credit Agreement and Security Agreement.

        1.     Section 1.01 of the Credit Agreement is hereby amended by inserting the following new clause (E) at the end of said Section:

          "(E) (I) Subject to and upon the terms and conditions set forth herein, (i) each Consenting A Term Lender severally agrees to convert (the "A Term Loan Conversion"), on the Second Amendment Effective Date, all A-1 Term Loans and A-2 Term Loans of such Consenting A Term Lender outstanding on the Second Amendment Effective Date (immediately prior to giving effect thereto) into new term loans hereunder (each such term loan, a "Converted B Term Loan" and, collectively, the "Converted B Term Loans") and (ii) each Lender with a B Term Loan Commitment severally agrees to make, on the Second Amendment Effective Date, a term loan or term loans (each, an "Additional B Term Loan" and, collectively, the "Additional B Term Loans", and, together with the Converted B Term Loans, the "B Term Loans") to the Borrower, which B Term Loans:

            (i)    shall be denominated in Dollars;

            (ii)   except as hereinafter provided, shall, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that (x) except as otherwise specifically provided in Section 1.10(b), all B Term Loans made pursuant to the same Borrowing shall at all times consist of B Term Loans of the same Type and (y) Borrowings of B Term Loans on the Second Amendment Effective Date shall be subject to the rules set forth in clause (II) below; and

            (iii)  shall not exceed for any Lender, in initial principal amount, that amount which equals the sum of (x) the aggregate principal amount of the A-1 Term Loans and A-2 Term Loans, if any, made by such Lender and outstanding on the Second Amendment Effective Date (immediately prior to giving effect thereto) as set forth on Schedule I hereto under the heading "Converted B Term Loans" and (y) the B Term Loan Commitment of such Lender (if any) as in effect on the Second Amendment Effective Date (before giving effect to any reductions thereto on such date pursuant to Section 3.03(f)).

          Once repaid, B Term Loans may not be reborrowed.

            (II)  (A) Each Borrowing of A-1 Term Loans and A-2 Term Loans existing on the Second Amendment Effective Date immediately prior to the A Term Loan Conversion and maintained as Eurodollar Loans (each, an "Existing A Term Loan Borrowing") shall, upon the occurrence of the A Term Loan Conversion, be deemed to be a new Borrowing of B Term Loans for all purposes of this Agreement, (B) each such newly-deemed Borrowing of B Term Loans shall be subject to the same Interest Period (and Eurodollar Rate) as the Existing A Term Loan Borrowing to which it relates, (C) Additional B Term Loans shall be initially incurred as Eurodollar Loans which shall be proportionately added to (and thereafter be deemed to constitute a part of) each such newly-deemed Borrowing of B Term Loans and (D) in connection with the A Term Loan Conversion and the incurrence of Additional B Term Loans pursuant to Section 1.01(E)(I), the Administrative Agent shall (and is hereby authorized to) take all appropriate actions to ensure that all Lenders with outstanding B Term Loans (after giving effect to the A Term Loan Conversion and the incurrence of Additional B Term Loans pursuant to Section 1.01(E)(I)) participate in each newly-deemed Borrowing of B Term Loans on a pro rata basis (based upon their respective B Term Loan Borrowing Amounts as in effect on the Second Amendment Effective Date).

            (III) In connection with the A Term Loan Conversion and the incurrence of Additional B Term Loans pursuant to Section 1.01(E)(I), the Lenders and the Borrower hereby agree that, notwithstanding anything to the contrary contained in this Agreement, if requested by any Lender which "match funds", the Borrower shall pay to such Lender such amounts necessary, as reasonably determined by such Lender, to compensate such Lender for making or "funding" (by way of conversion) such B Term Loans during an existing Interest Period (rather than at the beginning of the respective Interest Period, based upon the rates then applicable thereto).

            (IV) On and after the Second Amendment Effective Date, each Consenting A Term Lender which holds an A-1 Term Note or A-2 Term Note, as the case may be, shall be entitled to surrender such A-1 Term Note or A-2 Term Note to the Borrower against delivery of a B Term Note completed in conformity with Section 1.05; provided that if any such A-1 Term Note or A-2 Term Note is not so surrendered, then from and after the Second Amendment Effective Date such A-1 Term Note or A-2 Term Note, as the case may be, shall be deemed to evidence the Converted B Term Loans into which the A-1 Term Loans or A-2 Term Loans theretofore evidenced by such A-1 Term Note or A-2 Term Note have been converted.".

        2.     Section 1.04(a) of the Credit Agreement is hereby amended by deleting the parenthetical "(or, in the case of Swingline Loans, DBAG shall make available the full amount thereof)" appearing in the first sentence of said Section and inserting the text "(or, (I) in the case of Swingline Loans, DBAG shall make available the full amount thereof and (II) in the case of Additional B Term Loans, each Lender with a B Term Loan Commitment will make available an amount thereof equal to its B Term Loan Commitment on the Second Amendment Effective Date)" in lieu thereof.

        3.     Section 1.05(a) of the Credit Agreement is hereby amended by (i) inserting the text "(iv) if B Term Loans, by a promissory note substantially in the form of Exhibit B-6, with blanks appropriately completed in conformity therewith (each, a "B Term Note" and, collectively, the "B Term Notes")," immediately after the comma appearing at the end of clause (iii) of said Section and (ii) redesignating clauses (iv) and (v) of said Section as clauses (v) and (vi), respectively.

        4.     Section 1.05 of the Credit Agreement is hereby further amended by inserting the following new clause (i) immediately following clause (h) of said Section:

          "(i) The B Term Note issued to each Lender shall (i) be executed by the Borrower, (ii) be payable to the order of such Lender or its registered assigns and be dated the date of issuance thereof, (iii) be in a stated Principal Amount (expressed in U.S. Dollars) equal to the sum of the B Term Loan Commitment of such Lender on the Second Amendment Effective Date before giving effect to any reductions thereto on such date plus the aggregate Principal Amount of all Converted B Term Loans of such Lender on the Second Amendment Effective Date (or, in the case of any B Term Note issued after the Second Amendment Effective Date, in a stated Principal Amount equal to the outstanding Principal Amount of the B Term Loans of such Lender on the date of issuance thereof) and be payable in the Principal Amount of B Term Loans evidenced thereby from time to time, (iv) mature on the B Term Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.".

        5.     Section 1.07 of the Credit Agreement is hereby amended by inserting the text ", B Term Loan Borrowing Amounts" immediately after the text "A-2 Term Loan Commitments" appearing in said Section.

        6.     Section 1.09 of the Credit Agreement is hereby amended by (i) deleting the text "and 1.01(A)(c)(iii)(y)(1)" appearing in said Section and inserting the text ", 1.01(A)(c)(iii)(y)(1) and 1.01(E)(I)(ii)(y)" in lieu thereof, (ii) deleting each instance of the text "A-1 Term Loans, A-2 Term Loans or A-3 Term Loans" appearing in subclause (viii) of said Section and inserting the text "A-1 Term Loans, A-2 Term Loans, A-3 Term Loans or B Term Loans" in lieu thereof and (iii) deleting the text "or (iii)" appearing in subclause (viii) of said Section and inserting the text ", (iii) or (iv)" in lieu thereof.

        7.     Section 3.01(e) of the Credit Agreement is hereby amended by (i) deleting each instance of the text "A-1 Term Loans, A-2 Term Loans and A-3 Term Loans" appearing in said Section and inserting the text "A-1 Term Loans, A-2 Term Loans, A-3 Term Loans and B Term Loans" in lieu thereof and (ii) deleting the text "A-1 Term Loans, A-2 Term Loans and/or A-3 Term Loans" appearing in said Section and inserting the text "A-1 Term Loans, A-2 Term Loans, A-3 Term Loans and/or B term Loans" in lieu thereof.

        8.     Section 3.03 of the Credit Agreement is hereby amended by (i) inserting the text "(other than the Total B Term Loan Commitment, which shall terminate on October 10, 2003, unless the Second Amendment Effective Date has occurred on or before such date)" immediately following the text "The Total Commitment" appearing in clause (a) of said Section, (ii) inserting the text ", the Total B Term Loan Commitment" immediately after the text "Total A-2 Term Loan Commitment" appearing in clause (e) of said Section, (iii) inserting the text ", the B Term Loan Commitment" immediately after the text "the A-2 Term Loan Commitment" appearing in clause (e) of said Section and (iv) inserting the following new clause (f) immediately following clause (e) of said Section:

          "(f) The Total B Term Loan Commitment shall terminate in its entirety on the Second Amendment Effective Date (immediately after giving effect to the incurrence of Additional B Term Loans on such date).".

        9.     Section 4.01(a) of the Credit Agreement is hereby amended by (i) inserting the text "B Term Loans," immediately following the text "A-3 Term Loans," appearing in clause (i) of said Section, (ii) by deleting clause (v) appearing in said Section in its entirety and inserting the following new clause (v) in lieu thereof:

  "(v) each voluntary prepayment of Term Loans pursuant to this Section 4.01(a) shall be applied to the A-1 Term Loans, A-2 Term Loans, A-3 Term Loans and B Term Loans on a pro rata basis (with the A-1 TL Percentage of the aggregate amount of such prepayment to be applied as a prepayment of the A-1 Term Loans, with the A-2 TL Percentage of the aggregate amount of such prepayment to be applied as a prepayment of the A-2 Term Loans, the A-3 TL Percentage of the aggregate amount of such prepayment to be applied as a prepayment of the A-3 Term Loans and the B TL Percentage of the aggregate amount of such prepayment to be applied as a prepayment of the B Term Loans);"

and (iii) deleting the text "and A-3 Term Loans" appearing in clause (vi) of said Section and inserting the text ", A-3 Term Loans and B Term Loans" in lieu thereof

        10.   Section 4.02(A)(b) of the Credit Agreement is hereby amended by inserting the following new clause (iv) at the end of said Section:

          "(iv) The Borrower shall be required to repay the Principal Amount of B Term Loans on each date set forth below in the amount set forth opposite such date below (each such repayment, as the same may be reduced as provided in Section 4.01 and 4.02(B), a "Scheduled B Repayment"):

Scheduled B Repayment Date	Amount
the last Business Day in December, 2006	$20,451,349.10
the last Business Day in March, 2007	$20,451,349.10
the last Business Day in June, 2007	$20,451,349.10
the last Business Day in September, 2007	$20,451,349.10
the last Business Day in December, 2007	$69,770,712.06
the last Business Day in March, 2008	$69,770,712.06
the last Business Day in June, 2008	$69,770,712.06
B Term Loan Maturity Date	$69,770,532.06".

        11.   Section 4.02(A)(c) of the Credit Agreement is hereby amended by (i) deleting the text "A-3" in each instance where it appears in the first parenthetical of the first sentence of said Section and inserting the text "B" in lieu thereof and (ii) inserting the text ", with the A-3 TL Percentage of such amount to be applied as a repayment of the A-3 Term Loans" immediately after the text "A-2 Term Loans" in the first parenthetical of the first sentence of said Section.

        12.   Section 4.02(A)(d) of the Credit Agreement is hereby amended by (i) inserting the text "(w) any proceeds received from a Qualified Offering, to the extent (and only to the extent) actually utilized to redeem Rollover Senior Subordinated Notes in accordance with the requirements of clause (x) of the proviso appearing in Section 8.13(i)," immediately preceding clause (x) appearing in the second parenthetical of the first sentence of said Section, (ii) deleting the text "A-3" in each instance where it appears in the first sentence of said Section and inserting the text "B" in lieu thereof and (iii) inserting the text ", with the A-3 TL Percentage of such amount to be applied as a repayment of the A-3 Term Loans" immediately after the text "A-2 Term Loans" appearing in the first sentence of said Section.

        13.   Section 4.02(A)(e) of the Credit Agreement is hereby amended by (i) deleting the text "A-3" in each instance where it appears in the first sentence of said Section and inserting the text "B" in lieu thereof and (ii) inserting the text ", with the A-3 TL Percentage of such amount to be applied as a repayment of the A-3 Term Loans" immediately after the text "A-2 Term Loans" appearing in the first sentence of said Section.

        14.   Notwithstanding anything to the contrary contained in Section 4.02(A)(e) of the Credit Agreement or elsewhere in the Credit Agreement, the proceeds of all Additional B Term Loans shall be applied on the Second Amendment Effective Date (as defined below) exclusively to repay in full all outstanding A-1 Term Loans and A-2 Term Loans of Non-Consenting A Term Lenders (and shall not be applied to repay any outstanding A-3 Term Loans).

        15.   Section 4.02(A)(f) of the Credit Agreement is hereby amended by (i) deleting the text "50%" appearing in said Section and inserting the text "the Applicable Excess Cash Flow Percentage" in lieu thereof, (ii) deleting the text "A-3" in each instance where it appears in said Section and inserting the text "B" in lieu thereof and (iii) inserting the text ", with the A-3 TL Percentage of such amount to be applied as a repayment of the A-3 Term Loans" immediately after the text "A-2 Term Loans" appearing in said Section.

        16.   Section 4.02(A)(g) of the Credit Agreement is hereby amended by (i) deleting the text "A-3" in each instance where it appears in the second parenthetical of the first sentence of said Section and inserting the text "B" in lieu thereof and (ii) inserting the text ", with the A-3 TL Percentage of such amount to be applied as a repayment of the A-3 Term Loans" immediately after the text "A-2 Term Loans" appearing in the second parenthetical of the first sentence of said Section.

        17.   Section 4.02(A)(i) of the Credit Agreement is hereby amended by (i) deleting the text "A-3" in each instance where it appears in the parenthetical of the first sentence of said Section and inserting the text "B" in lieu thereof and (ii) inserting the text ", with the A-3 TL Percentage of such amount to be applied as a repayment of the A-3 Term Loans" immediately after the text "A-2 Term Loans" appearing in the parenthetical of the first sentence of said Section.

        18.   Section 4.02(B)(a) of the Credit Agreement is hereby amended by (i) deleting the word "and" appearing immediately after the text "A-2 Term Loans" appearing in said Section and inserting a comma in lieu thereof, and (ii) inserting the text "and B Term Loans" immediately after the text "A-3 Term Loans" appearing in said Section.

        19.   Section 6.05(a) of the Credit Agreement is hereby amended by inserting the following new sentence at the end of said Section:

  "All proceeds of the Additional B Term Loans shall be used on the Second Amendment Effective Date to repay outstanding A-1 Term Loans and A-2 Term Loans of Non-Consenting A Term Lenders (if any).".

        20.   Section 6.15(a) of the Credit Agreement is hereby amended by deleting the amount "$50,000,000" appearing in said Section and inserting the amount "$75,000,000" in lieu thereof.

        21.   Section 7.08 of the Credit Agreement is hereby amended by deleting the amount "$50,000,000" appearing in said Section and inserting the amount "$75,000,000" in lieu thereof.

        22.   Section 7 of the Credit Agreement is hereby amended by inserting the following new Section 7.19 immediately following Section 7.18 thereof:

          "7.19 Bermuda Subsidiary Guarantor. At the time of the formation of the Bermuda Subsidiary Guarantor, (I) the Bermuda Subsidiary Guarantor shall (x) enter into a guaranty substantially in the form of the U.S. Subsidiary Guaranty (with such changes thereto as are recommended by local counsel reasonably satisfactory to the Administrative Agent) (as amended, modified, restated and/or supplemented from time to time, the "Bermuda Subsidiary Guaranty") and otherwise in form and substance reasonably satisfactory to the Administrative Agent and (y) enter into a pledge agreement substantially in the form of the U.S. Pledge Agreement (with such changes thereto as are recommended by local counsel reasonably satisfactory to the Administrative Agent) (as amended, modified, restated and/or supplemented from time to time, the "Bermuda Subsidiary Pledge Agreement") and otherwise in form and substance reasonably satisfactory to the Administrative Agent, pursuant to which the Bermuda Subsidiary Guarantor shall pledge to the Collateral Agent for the benefit of the Secured Creditors any and all promissory notes and Equity Interests owned thereby, (II) the Borrower shall enter into a pledge agreement substantially in the form of the U.S. Pledge Agreement (with such changes thereto as are recommended by local counsel reasonably satisfactory to the Administrative Agent) (as amended, modified, restated and/or supplemented from time to time the "Borrower Local Law Bermuda Pledge Agreement") and otherwise in form and substance reasonably satisfactory to the Administrative Agent pursuant to which the Borrower shall pledge to the Collateral Agent for the benefit of the Secured Creditors 100% of the Equity Interests of the Bermuda Subsidiary Guarantor, (III) the Bermuda Subsidiary Guarantor and the Borrower shall have taken all other actions necessary, or in the opinion of the Collateral Agent, desirable, to perfect and/or render enforceable the security interests purported to be created pursuant to the Bermuda Subsidiary Pledge Agreement and the Borrower Local Law Bermuda Pledge Agreement (including, without limitation, the payment of filing fees and transfer taxes) and (IV) if requested by the Administrative Agent, a legal opinion from Bermudan counsel reasonably satisfactory to the Administrative Agent covering the matters described in this Section 7.19 and otherwise in form and substance reasonably satisfactory to the Administrative Agent.".

        23.   Section 8.01 of the Credit Agreement is hereby amended by inserting the following new clause (d) immediately following clause (c) thereof:

          "(d) Notwithstanding anything to the contrary contained in this Agreement, the Bermuda Subsidiary Guarantor will not engage in any business and will not own any assets or any cash or Cash Equivalents (other than its ownership of certain promissory notes received in connection with the European Reorganization) or have any liabilities (other than those liabilities for which it is responsible under the Credit Documents to which it is a party), provided that the Bermuda Subsidiary Guarantor may (I) receive and hold cash and Cash Equivalents from its Subsidiaries and/or its Affiliates, so long as same are promptly (and in any event within one Business Day of receipt thereof) loaned, distributed and/or contributed, to the Borrower and/or its Affiliates in accordance with the requirements of Section 8.06 of this Agreement, and (II) engage in those activities that (i) are incidental to (x) the maintenance of its Company existence in compliance with applicable law, (y) legal, tax and accounting matters in connection with any of the foregoing activities and (z) the entering into, and performing its obligations under, the Credit Documents to which it is a party and (ii) are otherwise expressly permitted by this Agreement (other than pursuant to preceding Section 8.01(a)) and the other Credit Documents to which it is a party.".

        24.   Section 8.02 of the Credit Agreement is hereby amended by (i) deleting the text "and" appearing at the end of clause (x) of said Section, (ii) deleting the period appearing at the end of clause (y) of said Section and inserting the text "; and" in lieu thereof and (iii) inserting the following new clause (z) immediately following clause (y) of said Section:

          "(z) so long as no Default or Event of Default exists both before and after giving effect thereto, the European Reorganization may be consummated in accordance with the requirements of the definition thereof.".

        25.   Section 8.04(f) of the Credit Agreement is hereby amended by deleting clause (f) of said Section in its entirety and inserting the following new clause (f) in lieu thereof:

          "(f) Indebtedness (x) constituting Intercompany Loans to the extent permitted by Section 8.06(g) and (y) owing to the Borrower and/or the Bermuda Subsidiary Guarantor evidenced by promissory notes issued in connection with the European Reorganization;".

        26.   Section 8.06 of the Credit Agreement is hereby amended by inserting the text "other" immediately preceding the second reference to the text "Person" appearing in the preamble of said Section.

        27.   Section 8.06 of the Credit Agreement is hereby further amended by (i) deleting the text "and" appearing at the end clause (t) of said Section, (ii) deleting the period appearing at the end of clause (u) of said Section and inserting a semicolon in lieu thereof and (iii) inserting the following new clauses (v) and (w) immediately following clause (u):

          "(v) (I) so long as no Default or Event of Default exists both before and after giving effect thereto, the European Reorganization may be consummated in accordance with the requirements of the definition thereof and (II) the Borrower and the Bermuda Subsidiary Guarantor may acquire and hold promissory notes received in connection with the European Reorganization; and

          (w) so long as no Default or Event of Default exists both before and after giving effect thereto, the Borrower may contribute the Equity Interests of Dade Behring Holding GmbH to Foreign Holdco as a capital contribution.".

        28.   Section 8.09(a) of the Credit Agreement is hereby amended by deleting the table appearing in said Section in its entirety and inserting the following new table in lieu thereof:

"Fiscal Year Ending	Amount
December 31, 2003	$110,000,000
December 31, 2004	$130,000,000
December 31, 2005	$130,000,000
December 31, 2006	$130,000,000
December 31, 2007	$131,000,000
December 31, 2008	$130,000,000	".

        29.   Section 8.13(i) of the Credit Agreement is hereby amended by deleting the proviso appearing in said Section in its entirety and inserting the following new text in lieu therof:

  "provided, that (x) if no Default or Event of Default exists or would result therefrom, the net cash proceeds from a Qualified Offering may be used to redeem outstanding Rollover Senior Subordinated Notes, in an aggregate amount not to exceed 35% of the original principal amount of the Rollover Senior Subordinated Notes pursuant to, and in accordance with the requirements of, the "equity clawback" provisions contained in Section 6(b) of the Rollover Senior Subordinated Notes and (y) the Borrower may from time to time (i) redeem outstanding Rollover Senior Subordinated Notes pursuant to, and in accordance with, the call provisions of the Rollover Senior Subordinated Note Indenture and/or (ii) make open market purchases of outstanding Rollover Senior Subordinated Notes for cash, so long as (A) the aggregate amount of cash to used effect such redemptions and purchases pursuant to this clause (y) (including any amounts required to pay related call premiums) does not exceed $50,000,000 and (B) any such Rollover Senior Subordinated Notes so redeemed or purchased are permanently retired by the Borrower".

        30.   The definition of "Applicable Margin" appearing in Section 10 of the Credit Agreement is hereby amended by replacing the table appearing in said definition with the table set forth below:

	Applicable Margins
	A-3 Term Loans		B Term Loans		Revolving Loans		Swingline Loans
Applicable Credit Rating Level	Euro Rate	Base Rate	Euro Rate	Base Rate	Euro Rate	Base Rate	Euro Rate	Base Rate
Rating Level 1	4.00%	N/A	2.50%	1.50%	3.75%	2.75%	4.25%	2.75%
Rating Level 2	4.25%	N/A	2.75%	1.75%	4.00%	3.00%	4.50%	3.00%

        31.   The definition of "Borrowing" appearing in Section 10 of the Credit Agreement is hereby amended by (i) inserting the text "(x)" immediately after the text "provided, that" appearing in said definition and (ii) inserting the text "and (y) the term "Borrowing" shall include the simultaneous conversion of A-1 Term Loans and A-2 Term Loans and the incurrence of Additional B Term Loans on the Second Amendment Effective Date pursuant to a "consolidated" borrowing on the terms provided in Section 1.01(E)" immediately prior to the period appearing at the end of said definition.

        32.   The definition of "Commitment" appearing in Section 10 of the Credit Agreement is hereby amended by inserting the text ", B Term Loan Commitment" immediately after the text "A-2 Term Loan Commitment" appearing in said definition.

        33.   The definition of "Excess Cash Flow" appearing in Section 10 of the Credit Agreement is hereby amended by deleting the text "or a Scheduled A-3 Repayment" appearing in said definition and inserting the text ", a Scheduled A-3 Repayment or a Scheduled B Repayment" in lieu thereof.

        34.   The definition of "Facility" appearing in Section 10 of the Credit Agreement is hereby amended by inserting the text ", the B Term Loan Facility" immediately after the text "A-3 Term Loan Facility" appearing in said definition.

        35.   The definition of "Guaranty" appearing in Section 10 of the Credit Agreement is hereby amended by deleting the text "the" appearing in clause (ii) of said definition and inserting the text "each" in lieu thereof.

        36.   The definition of "Loan" appearing in Section 10 of the Credit Agreement is hereby amended by inserting the text ", each B Term Loan" immediately after the text "A-3 Term Loan" appearing in said definition.

        37.   The definition of "Maturity Date" appearing in Section 10 of the Credit Agreement is hereby amended by inserting the text ", the B Term Loan Maturity Date" immediately after the text "A-3 Term Loan Maturity Date" appearing in said definition.

        38.   The definition of "Note" appearing in Section 10 of the Credit Agreement is hereby amended by (i) deleting the text "and" appearing immediately after the text "A-2 Term Note" appearing in said Section and inserting a comma in lieu thereof and (ii) inserting the text ", each B Term Note" immediately after the text "A-3 Term Note" appearing in said definition.

        39.   The definition of "Pledge Agreements" appearing in Section 10 of the Credit Agreement is hereby amended by inserting the text "the Bermuda Subsidiary Pledge Agreement, the Borrower Local Law Bermuda Pledge Agreement" immediately following the text "U.S. Pledge Agreement," appearing therein.

        40.   The definition of "Scheduled Repayment" appearing in Section 10 of the Credit Agreement is hereby amended by (i) deleting the text "A-3" appearing in said definition and inserting the text "B" in lieu thereof and (ii) inserting the text ", any Scheduled A-3 Repayment" immediately after the text "Scheduled A-2 Repayment" appearing in said definition.

        41.   The definition of "Subsidiary Guarantor" appearing in Section 10 of the Credit Agreement is hereby amended by (i) deleting the text "Wholly-Owned U.S." appearing therein and (ii) inserting the text "relevant" immediately preceding the second reference to "Subsidiary Guaranty" appearing therein.

        42.   The definition of "Subsidiary Guaranty" appearing in Section 10 of the Credit Agreement is hereby amended to read in its entirety as follows:

          "Subsidiary Guaranty" shall mean and include the U.S. Subsidiary Guaranty, the Bermuda Subsidiary Guaranty and any other guaranty executed and delivered by any Subsidiary of the Borrower pursuant to Sections 7.15 and/or 8.15.

        43.   The definition of "Term Loan" appearing in Section 10 of the Credit Agreement is hereby amended by (i) deleting the text "A-3" appearing in said definition and inserting the text "B" in lieu thereof and (ii) inserting the text ", each A-3 Term Loan" immediately after the text "A-2 Term Loan" appearing in said definition.

        44.   The definition of "Term Loan Facilities" appearing in Section 10 of the Credit Agreement is hereby amended by (i) deleting the text "A-3" appearing in said definition and inserting the text "B" in lieu thereof and (ii) inserting the text ", the A-3 Term Loan Facility" immediately after the text "the A-2 Term Loan Facility" appearing in said definition.

        45.   The definition of "U.S. Dollar Denominated Loan" appearing in Section 10 of the Credit Agreement is hereby amended by inserting the text ", each B Term Loan" immediately after the text "each A-2 Term Loan" appearing in said definition.

        46.   Section 10 of the Credit Agreement is hereby further amended by inserting in the appropriate alphabetical order the following new definitions:

          "A Term Loan Conversion" shall have the meaning provided in Section 1.01(E).

          "Additional B Term Loans" shall have the meaning provided in Section 1.01(E).

          "Applicable Excess Cash Flow Percentage" shall mean, with respect to any Excess Cash Payment Date, 50%; provided that so long as no Default or Event of Default is then in existence, if on the last day of the Excess Cash Flow Period ending prior to such Excess Cash Payment Date, the Leverage Ratio for the Test Period ending on such day (as established pursuant to the officer's certificate delivered (or required to be delivered) pursuant to Section 7.01(e)) is less than 2.50:1.00, then the Applicable Excess Cash Flow Percentage shall instead be 0%.

          "Bermuda Subsidiary Pledge Agreement" shall have the meaning provided in Section 7.19.

          "Bermuda Subsidiary Guarantor" shall mean, on and after the formation thereof, a Company formed under the laws of Bermuda for the purpose of holding certain promissory notes to be contributed to it in connection with the European Reorganization, which corporation shall at all times be a direct Wholly-Owned Subsidiary of the Borrower.

          "Bermuda Subsidiary Guaranty" shall have the meaning provided in Section 7.19.

          "Borrower Local Law Bermuda Pledge Agreement" shall have the meaning provided in Section 7.19.

          "B Term Loan" shall have the meaning provided in Section 1.01(E).

          "B Term Loan Borrowing Amount" shall mean, with respect to each Lender, the amount set forth opposite such Lender's name in Schedule I directly below the column entitled "B Term Loan Borrowing Amount", as the same may be (x) reduced from time to time as a result of prepayments and repayments pursuant to Section 4.01, 4.02 and/or 10 or (y) adjusted from time to time as a result of assignments of B Term Loans to or from such Lender pursuant to Section 1.13 or 12.04(b).

          "B Term Loan Commitment" shall mean, with respect to each Lender, the amount set forth opposite such Lender's name in Annex I directly below the column entitled "B Term Loan Commitment," as the same may be reduced or terminated pursuant to Section 3.03 and/or 9 or otherwise modified pursuant to Section 1.13 and/or 12.04(b). Notwithstanding the foregoing, if on the Second Amendment Effective Date (immediately prior to the incurrence of Additional B Term Loans on such date) the sum of the B Term Loan Commitments plus the aggregate principal amount of Converted B Term Loans would exceed the aggregate outstanding principal amount of the A-1 Term Loans and A-2 Term Loans immediately prior to the Second Amendment Effective Date, then the B Term Loan Commitment of DBAG shall be reduced by an amount equal to such excess.

          "B Term Loan Facility" shall mean the Facility evidenced by the Total B Term Loan Commitment.

          "B Term Loan Maturity Date" shall mean October 3, 2008.

          "B Term Note" shall have the meaning provided in Section 1.05(a).

          "B TL Percentage" shall mean, at any time, a fraction (expressed as a percentage) the numerator of which is equal to the aggregate Principal Amount of all B Term Loans outstanding at such time and the denominator of which is equal to the aggregate Principal Amount of all Term Loans outstanding at such time.

          "Consenting A Term Lender" shall mean each Lender holding outstanding A-1 Term Loans and A-2 Term Loans that has theretofore executed and delivered a counterpart of the Second Amendment to the Administrative Agent on or prior to 5:00 P.M. (New York time) on the later to occur of October 7, 2003 or the Second Amendment Effective Date.

          "Converted B Term Loans" shall have the meaning provided in Section 1.01(E).

          "European Reorganization" shall mean (i) the transfer, contribution and/or sale by the Borrower of the Equity Interests of the Foreign Subsidiaries of the Borrower set forth on Annex II to the Second Amendment to one or more Wholly-Owned Foreign Subsidiaries of the Borrower, so long as after giving effect to each such transfer, contribution and/or sale (or series of transfers, sales and/or contributions that occur substantially contemporaneously), the Borrower shall have received one or more promissory notes in form and substance reasonably satisfactory to the Administrative Agent, in an aggregate principal amount equal to the fair market value (as determined in good faith by senior management of the Borrower) of the Equity Interests so transferred, contributed and/or sold and (ii) the transfer or contribution by the Borrower of promissory notes and/or Intercompany Notes held by the Borrower (including the promissory notes issued as consideration pursuant to the immediately preceding clause (i)) to the Bermuda Subsidiary Guarantor, so long as (x) all such promissory notes and Intercompany Notes are pledged to the Collateral Agent pursuant to the Bermuda Subsidiary Pledge Agreement for the benefit of the Secured Creditors and (y) the aggregate principal amount of all such promissory notes and Intercompany Notes so transferred or contributed does not exceed $240.0 million.

          "Existing A Term Loan Borrowing" shall have the meaning provided in Section 1.01(E).

          "Foreign Holdco" shall mean, on and after the formation thereof, a direct Wholly-Owned Foreign Subsidiary of the Borrower organized under the laws of a jurisdiction reasonably satisfactory to the Administrative Agent.

          "Non-Consenting A Term Lender" shall mean each Lender that is not a Consenting A Term Lender.

          "Qualified Offering" shall mean a bona fide underwritten sale to the public of Holdings Common Stock pursuant to a registration statement (other than on Form S-8 or any other form relating to securities issuable under any benefit plan of Holdings or any of its Subsidiaries, as the case may be) that is declared effective by the SEC, which sale results in gross cash proceeds (exclusive of underwriter's discounts and commissions and other expenses) of at least $100,000,000, provided that for purposes of the definition of "Change of Control", the amount of such required gross cash proceeds shall instead be equal to $150,000,000.

          "Scheduled B Repayment" shall have the meaning provided in Section 4.02(A)(b)(iv).

          "Second Amendment" shall mean the Second Amendment and Consent to Credit Agreement and Consent to Security Agreement, dated as of October 7, 2003.

          "Second Amendment Effective Date" shall have the meaning provided in the Second Amendment.

          "Total B Term Loan Commitment" shall mean, at any time, the sum of the B Term Loan Commitments of each of the Lenders at such time.

          "U.S. Subsidiary Guarantor" shall mean (i) each Wholly-Owned U.S. Subsidiary of Holdings as of the Initial Borrowing Date (other than the Borrower) and (ii) each other Wholly-Owned U.S. Subsidiary of Holdings created, established or acquired after the Initial Borrowing Date which executes and delivers a U.S. Subsidiary Guaranty, unless and until such time as the respective U.S. Subsidiary ceases to constitute a U.S. Subsidiary or is released from all of its obligations under its U.S. Subsidiary Guaranty in accordance with the terms and provisions thereof.

          "U.S. Subsidiary Guaranty" shall have the meaning provided in Section 5A.11.

        47.   The Credit Agreement is hereby further amended by (i) changing each reference to "Subsidiary Guarantor" or "Subsidiary Guarantors" appearing in Sections 5A.10, 5A.11, 6.25 or 8.04(c), to "U.S. Subsidiary Guarantor" or "U.S. Subsidiary Guarantors", as the case may be, and (ii) changing each reference to "Subsidiary Guaranty" appearing in Sections 5A.11, 6.25, 7.15 or 8.15(a) to "U.S. Subsidiary Guaranty".

        48.   By executing a counterpart of this Second Amendment, each Lender consents to, and agrees to be bound by, the Acknowledgment and Agreement, dated as of February 4, 2003, made by the Collateral Agent and attached to this Second Amendment as Annex III (the "Acknowledgement Agreement"), pursuant to which, among other things, the Collateral Agent acknowledged that the Security Agreement does not create a security interest in, and the Collateral Agent is not entitled to assert a claim in respect of, the VFP Contract Payments (as defined in the Acknowledgement Agreement) or the equipment sold pursuant to the Borrower's Vendor Financing Program.

        49.   By executing a counterpart of this Second Amendment, each Lender hereby authorizes the Collateral Agent to enter into an acknowledgment agreement substantially similar to the Acknowledgement Agreement attached hereto as Annex III, in connection with an Alternate Vendor Financing Program to be established by the Foreign Subsidiaries of the Borrower.

        50.   Exhibit A-1 to the Credit Agreement is hereby amended by inserting the text "[B Term Loans]" immediately after the text "[A-2 Term Loans]" in said Exhibit.

        51.   The Credit Agreement is hereby further amended by adding Exhibit B-6 thereto in the form of Exhibit B-6 attached hereto.

        52.   Exhibit K to the Credit Agreement is hereby amended by deleting same in its entirety and inserting in lieu thereof a new Exhibit K in the form of Exhibit K attached hereto.

        53.   Annex I to the Credit Agreement is hereby amended by deleting same in its entirety and inserting in lieu thereof a new Annex I in the form of Annex I attached hereto.

        54.   Notwithstanding anything to the contrary contained in Section 3.9 of the Security Agreement, each Lender hereby agrees that each Assignor (as defined in the Security Agreement) maintaining a primary operating account as of the date of this Second Amendment shall have (with respect to such accounts) until November 3, 2003 to comply with the perfection requirements set forth in the second and third sentences of said Section 3.9.

II.    Miscellaneous Provisions.

        1.     In order to induce the Lenders to enter into this Second Amendment, each of Holdings and the Borrower hereby represents and warrants that (i) no Default or Event of Default exists as of the Second Amendment Effective Date after giving effect to this Second Amendment, (ii) all of the representations and warranties contained in the Credit Agreement or the other Credit Documents are true and correct in all material respects on the Second Amendment Effective Date after giving effect to this Second Amendment, with the same effect as though such representations and warranties had been made on and as of the Second Amendment Effective Date (it being understood that any representation or warranty made as of a specific date shall be true and correct in all material respects as of such specific date) and (iii) concurrently with the effectiveness of this Second Amendment, the proceeds of the Additional B Term Loans shall be immediately applied by the Borrower to repay all outstanding A-1 Term Loans and A-2 Term Loans of Non-Consenting A Term Lenders (if any).

        2.     This Second Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement, the Security Agreement or any other Credit Document.

        3.     This Second Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.

        4.     THIS SECOND AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

        5.     This Second Amendment shall become effective on the date (the "Second Amendment Effective Date") when each of the following conditions shall have been satisfied:

          (i)    Holdings, the Borrower, each other Credit Party, Lenders constituting the Superequired Lenders, Lenders constituting the Majority Lenders with respect to the A-3 Term Loans and each Lender with a B Term Loan Commitment and/or converting A-1 Term Loans and/or A-2 Term Loans into Converted B Term Loans pursuant to the A Term Loan Conversion shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to White & Case LLP, 1155 Avenue of the Americas, New York, NY 10036 Attention: May Yip (facsimile number 212-354-8113);

          (ii)   there shall have been delivered to the Administrative Agent for the account of each Consenting A Term Lender and each Lender with a B Term Loan Commitment which has requested same, an appropriate B Term Note executed by the Borrower in each case in the amount, maturity and otherwise as provided in the Credit Agreement;

          (iii)  (x) all accrued and unpaid interest on all A-1 Term Loans and A-2 Term Loans shall have been paid in full and (y) the principal of all outstanding A-1 Term Loans and A-2 Term Loans of Non-Consenting A Term Lenders shall have been repaid in full; and

          (iv)  all fees required to be paid to each Non-Consenting A Term Lender pursuant to Section 3.01(e) of the Credit Agreement shall have been paid to the Administrative Agent for distribution to the Non-Consenting A Term Lenders;

provided however, that upon the occurrence of the Second Amendment Effective Date the consent in Part I, Section 54 hereof shall be deemed to have been effective as of October 3, 2003.

        6.     By executing and delivering a copy hereof, each Credit Party hereby (i) agrees that all Loans (including, without limitation, the B Term Loans) shall be fully guaranteed pursuant to the Holdings Guaranty and the Subsidiary Guaranty in accordance with the terms and provisions thereof and shall be fully secured pursuant to the Security Documents and (ii) consents to Section 54 of this Second Amendment.

        7.     So long as the Second Amendment Effective Date occurs, the Borrower shall pay to the Administrative Agent (for the account of each Consenting A Term Lender) a consent fee equal to 1.00% of the aggregate Principal Amount of such Consenting A Term Lender's A-1 Term Loans and A-2 Term Loans outstanding on the Second Amendment Effective Date (prior to giving effect to the conversion thereof on such date pursuant to Section 1.01(E) of the Credit Agreement). All fees payable pursuant to the immediately preceding sentence shall be paid to the Administrative Agent within one Business Day after the later of the dates specified in the definition of "Consenting A Term Lender" contained in the Credit Agreement and shall be distributed by the Administrative Agent to the relevant Consenting A Term Lenders in the amounts required by the immediately preceding sentence.

        8.     From and after the Second Amendment Effective Date, all references in the Credit Agreement and each of the other Credit Documents to the Credit Agreement and the Security Agreement shall be deemed to be references to the Credit Agreement or the Security Agreement, as the case may be, as modified hereby.

*    *    *

        IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first above written.

DADE BEHRING HOLDINGS, INC.
By:
Name: Title:
DADE BEHRING INC.
By:
Name: Title:
DEUTSCHE BANK AG, NEW YORK BRANCH, Individually and as Administrative Agent
By:
Name: Title:
By:
Name: Title:

SIGNATURE PAGE TO THE SECOND AMENDMENT TO CREDIT AGREEMENT, DATED AS OF OCTOBER 7, 2003, AMONG DADE BEHRING HOLDINGS, INC., DADE BEHRING INC., VARIOUS FINANCIAL INSTITUTIONS, DEUTSCHE BANK SECURITIES INC., AS LEAD ARRANGER AND LEAD BOOK RUNNER, GENEREAL ELECTRIC CAPITAL CORPORATION AND THE ROYAL BANK OF SCOTLAND PLC, AS SYNDICATION AGENTS, AND DEUTSCHE BANK AG, NEW YORK BRANCH, AS ADMINISTRATIVE AGENT
[NAME OF INSTITUTION]

By:
Name: Title:

        Each of the undersigned, each being a Subsidiary Guarantor under, and as defined in, the Credit Agreement referenced in the foregoing Second Amendment, hereby consents to the entering into of the Second Amendment and agrees to the provisions thereof (including, without limitation, Part II, Section 6 thereof).

DADE MICROSCAN INC. DADE FINANCE, INC. SYVA DIAGNOSTICS HOLDING COMPANY SYVA COMPANY SYVA CHILDCARE INC. CHIMERA RESEARCH AND CHEMICAL, INC.
By:
Name: Title:

ANNEX I

LIST OF LENDERS

Lender	Converted B Term Loans	B Term Loan Commitment	B Term Loan Borrowing Amount	Revolving Loan Commitment
AG CAPITAL FUNDING	$4,166,666.61	$0.00	$4,166,666.61	$0.00
ALLSTATE—AIMCO CDO 2000-A	$1,666,666.67	$0.00	$1,666,666.67	$0.00
ALLSTATE—AIMCO CLO 2001-A	$1,250,000.00	$0.00	$1,250,000.00	$0.00
ALLSTATE LIFE	$6,249,744.94	$0.00	$6,249,744.94	$0.00
AMEX—CENTURION CDO II	$833,248.35	$0.00	$833,248.35	$1,000,000.00
AMEX—CENTURION CDO III	$0.00	$0.00	$0.00	$500,000.00
AMEX—CENTURION VI	$1,666,496.69	$0.00	$1,666,496.69	$0.00
AMEX—KZH CYPRESSTREE-1	$1,249,872.52	$0.00	$1,249,872.52	$0.00
AMEX—KZH ING-2 LLC	$1,874,808.77	$0.00	$1,874,808.77	$0.00
AMEX—KZH STERLING LLC	$2,291,432.94	$0.00	$2,291,432.94	$0.00
AMEX—SEQUILS—CENTURION V	$833,248.35	$0.00	$833,248.35	$1,000,000.00
ANGELO GORDON—NORTHWOODS	$4,166,666.67	$0.00	$4,166,666.67	$0.00
ANGELO GORDON—NORTHWOODS II	$4,166,666.67	$0.00	$4,166,666.67	$0.00
ANGELO GORDON—NORTHWOODS III	$4,166,666.67	$0.00	$4,166,666.67	$0.00
ANTARES—MARINER CDO 2002	$4,166,666.67	$0.00	$4,166,666.67	$0.00
ANTARES CAPITAL	$4,166,666.67	$0.00	$4,166,666.67	$7,500,000.00
ARES II	$482,659.10	$0.00	$482,659.10	$0.00
ARES IV	$3,749,830.02	$0.00	$3,749,830.02	$0.00
ARES V	$3,749,830.02	$0.00	$3,749,830.02	$0.00
ARES VI CLO LTD.	$3,749,872.52	$0.00	$3,749,872.52	$0.00
ARES VII CLO LTD.	$3,749,957.50	$0.00	$3,749,957.50	$0.00
BABSON—APEX(IDM)	$4,166,666.67	$0.00	$4,166,666.67	$0.00
BABSON—ELC	$1,944,246.14	$0.00	$1,944,246.14	$0.00
BABSON—ELC (CAY) 1999-I	$2,500,000.00	$0.00	$2,500,000.00	$0.00
BABSON—ELC (CAY) 1999-II	$1,944,246.13	$0.00	$1,944,246.13	$0.00
BABSON—ELC (CAY) 1999-III	$1,944,246.13	$0.00	$1,944,246.13	$0.00
BABSON—ELC (CAY) 2000-1	$2,500,000.00	$0.00	$2,500,000.00	$0.00
BABSON—TRYON CLO	$2,500,000.00	$0.00	$2,500,000.00	$0.00
BABSON CLO LTD. 2003-1	$1,627,483.51	$0.00	$1,627,483.51	$0.00
BLACKROCK—MAGNETITE IV	$4,166,666.67	$0.00	$4,166,666.67	$0.00
BLACKROCK—MAGNETITE V	$2,499,745.03	$0.00	$2,499,745.03	$0.00
BLACKROCK—SENIOR LOAN FUND	$833,333.34	$0.00	$833,333.34	$0.00
BLACKROCK—SENIOR LOAN TRUST	$1,666,666.67	$0.00	$1,666,666.67	$0.00
BLACKROCK—MAGNETITE	$5,000,000.00	$0.00	$5,000,000.00	$0.00
BLACKROCK—MAGNETITE III	$833,333.34	$0.00	$833,333.34	$0.00
BLACKSTONE—HANOVER SQUARE	$6,249,787.53	$0.00	$6,249,787.53	$0.00
CIGNA—STANWICH LOAN	$3,333,248.35	$0.00	$3,333,248.35	$0.00
CIGNA—TRUMBULL	$1,249,872.52	$0.00	$1,249,872.52	$0.00
CITIGROUP FINANCE. PRODUCTS INC	$2,499,830.03	$0.00	$2,499,830.03	$0.00
CREDIT LYONNAIS—LCM I LTD	$2,617,051.46	$0.00	$2,617,051.46	$0.00
DENALI—DENALI CAP CLO I	$2,083,333.33	$0.00	$2,083,333.33	$0.00
DENALI CAP CLO III	$3,333,163.36	$0.00	$3,333,163.36	$0.00
DENALI CAPITAL CLO II, LTD.	$2,916,666.67	$0.00	$2,916,666.67	$0.00
DEUTSCHE BANK AG, NEW YORK BRANCH	$833,333.34	$0.00	$833,333.34	$50,000,000.00
EATON VANCE—TOLLI & CO.	$1,308,392.27	$0.00	$1,308,392.27	$0.00
EATON VANCE GRAYSON & CO	$4,710,212.19	$0.00	$4,710,212.19	$0.00
EATON VANCE INST'L SENIOR	$436,175.24	$0.00	$436,175.24	$0.00
EATON VANCE LIMITED DURATION	$4,572672.68	$0.00	$4,572672.68	$0.00
FLEET—FLAGSHIP CLO II	$2,083,333.33	$0.00	$2,083,333.33	$0.00
FLEET—FLAGSHIP CLO-2001-1	$2,083,333.33	$0.00	$2,083,333.33	$0.00
GE CAPITAL	$29,166,666.67	$0.00	$29,166,666.67	$15,000,000.00
GOLDENTREE HIGH YIELD OPP 1 LP	$6,641,201.77	$0.00	$6,641,201.77	$0.00
GOLDENTREE HY 2	$6,641,201.77	$0.00	$6,641,201.77	$0.00
GOLDENTREE LOAN OPP I	$10,882,988.28	$0.00	$10,882,988.28	$0.00
HARCH CLO I	$2,500,000.00	$0.00	$2,500,000.00	$0.00
INVESCO—AIM FLOATING RATE	$1,964,285.72	$0.00	$1,964,285.72	$0.00
INVESCO—AMARA-1	$436,507.94	$0.00	$436,507.94	$0.00
INVESCO—AMARA-2	$436,507.94	$0.00	$436,507.94	$0.00
INVESCO—AVALON CAPITAL	$2,182,539.68	$0.00	$2,182,539.68	$0.00
INVESCO—AVALON CAPITAL II	$2,619,047.61	$0.00	$2,619,047.61	$0.00
INVESCO—CHARTER VIEW PORT	$7,301,077.36	$0.00	$7,301,077.36	$0.00
INVESCO—DCP	$218,253.97	$0.00	$218,253.97	$0.00
INVESCO—OASIS	$654,761.90	$0.00	$654,761.90	$0.00
INVESCO—SARATOGA CLO I, LTD	$2,599,163.85	$0.00	$2,599,163.85	$0.00
INVESCO—SEQUILS LIBERTY	$2,579,280.10	$0.00	$2,579,280.10	$0.00
KATONAH I	$4,166,581.68	$0.00	$4,166,581.68	$0.00
KATONAH II, LTD	$4,166,581.68	$0.00	$4,166,581.68	$0.00
KATONAH III, LTD	$4,166,666.67	$0.00	$4,166,666.67	$0.00
KATONAH IV, LTD	$4,166,666.67	$0.00	$4,166,666.67	$0.00
KATONAH V, LTD.	$2,916,369.21	$0.00	$2,916,369.21	$0.00
LONG LANE IV	$5,416,666.67	$0.00	$5,416,666.67	$0.00
MASS MUTUAL—BILL & MELINDA	$208,333.33	$0.00	$208,333.33	$0.00
MASS MUTUAL—MAPLEWOOD	$833,333.34	$0.00	$833,333.34	$0.00

MASS MUTUAL—SUFFIELD CLO LTD	$1,250,000.00	$0.00	$1,250,000.00	$0.00
MASS MUTUAL LIFE	$208,333.33	$0.00	$208,333.33	$0.00
MOUNTAIN CAP CLO 1	$2,499,745.03	$0.00	$2,499,745.03	$0.00
MOUNTAIN CAPITAL CLO II, LTD	$2,499,745.03	$0.00	$2,499,745.03	$0.00
NEW YORK LIFE—ELF III	$2,500,000.00	$0.00	$2,500,000.00	$0.00
NY LIFE INS & ANN	$4,166,666.67	$0.00	$4,166,666.67	$0.00
NYLIM FLATIRON CLO 2003	$2,500,000.00	$0.00	$2,500,000.00	$0.00
OPPENHEIMER—HARBOURVIEW V	$2,083,120.86	$0.00	$2,083,120.86	$0.00
OPPENHEIMER HARBOURVIEW CLO IV	$1,666,666.67	$0.00	$1,666,666.67	$0.00
OPPENHEIMER SR FLTG RTE FD	$2,083,120.86	$0.00	$2,083,120.86	$0.00
PACIFICA PARTNERS I, L.P.	$4,166,666.67	$0.00	$4,166,666.67	$0.00
PATRIARCH—AERIES-II	$1,091,269.84	$0.00	$1,091,269.84	$0.00
PPM SHADOW CREEK FUNDING LLC	$3,333,333.33	$0.00	$3,333,333.33	$0.00
PPM SPYGLASS FUNDING	$3,333,333.33	$0.00	$3,333,333.33	$0.00
RAMIUS CAPITAL—RCG ENDEAVOUR	$4,283,451.22	$0.00	$4,283,451.22	$0.00
ROYAL BK SCOTLAND	$16,666,666.67	$0.00	$16,666,666.67	$20,000,000.00
SANKATY—BRANT POINT 1999-1	$833,248.35	$0.00	$833,248.35	$0.00
SANKATY—BRANT POINT II	$833,248.35	$0.00	$833,248.35	$0.00
SANKATY—CASTLE HILL II	$3,333,333.33	$0.00	$3,333,333.33	$0.00
SANKATY—G.P. CLO 1999-1 LTD	$2,083,333.33	$0.00	$2,083,333.33	$0.00
SANKATY—RACE POINT	$3,125,000.00	$0.00	$3,125,000.00	$0.00
SANKATY—RACE POINT II CLO	$3,332,993.37	$0.00	$3,332,993.37	$0.00
SANKATY HIGH YIELD PARTNERS II	$872,261.52	$0.00	$872,261.52	$0.00
SANKATY—HARBOUR TOWN FDG LLC	$2,708,333.33	$0.00	$2,708,333.33	$0.00
SPCP GROUP, LLC	$0.00	$0.00	$0.00	$30,000,000.00
STANFIELD—CLO, LTD.	$1,666,496.69	$0.00	$1,666,496.69	$0.00
STANFIELD—RMF TRANSATLANTIC	$1,666,496.69	$0.00	$1,666,496.69	$0.00
STANFIELD—WINDSOR LOAN	$4,166,241.72	$0.00	$4,166,241.72	$0.00
STANFIELD ARBITRAGE CDO	$4,582,865.90	$0.00	$4,582,865.90	$0.00
STANFIELD CARRERA	$2,499,745.03	$0.00	$2,499,745.03	$0.00
STANFIELD QUATTRO CLO, LTD.	$2,499,745.03	$0.00	$2,499,745.03	$0.00
STANFIELD—HAMILTON CDO	$2,916,369.21	$0.00	$2,916,369.21	$0.00
STANFIELD—SUNAMERICA SNR FLT	$833,248.35	$0.00	$833,248.35	$0.00
STEIN ROE—FLOATING RATE	$1,666,666.67	$0.00	$1,666,666.67	$0.00
SUNAMERICA LIFE	$2,500,000.00	$0.00	$2,500,000.00	$0.00
TORONTO DOM (NY)	$2,500,000.00	$0.00	$2,500,000.00	$0.00
UBS AG, STAMFORD	$833,248.35	$0.00	$833,248.35	$0.00
VKM SENIOR LOAN FUND	$13,381,173.57	$0.00	$13,381,173.57	$0.00
VKM SNR INC TRT	$12,022,504.92	$0.00	$12,022,504.92	$0.00

Total:	$360,888,064.64	$0.00	$360,888,064.64	$125,000,000.00

ANNEX II

Dade Behring Ltd. (United Kingdom)

Dade Behring AG (Switzerland)

Dade Behring BV (Netherlands)

Dade Behring Ltd. (Japan)

ANNEX III

ACKNOWLEDGMENT AND AGREEMENT

        ACKNOWLEDGMENT AND AGREEMENT, dated as of February 4, 2003, made by Deutsche Bank AG, New York Branch, as Collateral Agent (the "Collateral Agent") under the Security Agreement referred to below, for the benefit of the Secured Creditors (this "Agreement"). Except as otherwise defined herein, terms used herein and defined in the Credit Agreement referred to below shall be used herein as therein defined.

W I T N E S S E T H:

        WHEREAS, Dade Behring Holdings, Inc. ("Holdings"), Dade Behring Inc. (the "Borrower"), the lenders from time to time party thereto (each, a "Lender" and, collectively, the "Lenders"), Deutsche Bank Securities Inc., as Lead Arranger and Lead Book Runner, Deutsche Bank AG, New York Branch, as Administrative Agent, and General Electric Capital Corporation and The Royal Bank of Scotland PLC as Syndication Agents, have entered into a Credit Agreement, dated as of October 3, 2002 (as amended, modified and/or supplemented from time to time, the "Credit Agreement"), providing for the making of Loans to the Borrower and the issuance of, and participation in, Letters of Credit for the account of the Borrower, all as contemplated therein;

        WHEREAS, as a condition precedent to the making of the Loans to the Borrower and the issuance of, and participation in, Letters of Credit for the account of the Borrower under the Credit Agreement, the Borrower, Holdings and certain other Subsidiaries of the Borrower (each, an "Assignor", and, together with any other entity that becomes a party thereto, the "Assignors") have entered into a Security Agreement, dated as of October 3, 2002 (as amended, modified or supplemented from time to time, the "Security Agreement"), providing for the granting of certain security interests by the Assignors to the Collateral Agent for the benefit of the Secured Creditors;

        WHEREAS, under the terms of the Credit Agreement, the Borrower and its Domestic Subsidiaries may from time to time enter into a vendor financial services program as further described below (each, a "Vendor Financing Program") with a financial institution, including but not limited to, General Electric Capital Corporation (each, a "VFP Institution") pursuant to which the Borrower and/or such Subsidiary (i) sells instruments and related equipment (collectively, the "Equipment") to such VFP Institution, (ii) enters into contracts (each, a "Bundled Contract" and, collectively, the "Bundled Contracts") with third party customers of the Borrower and/or such Subsidiary (the "Third Party Customers") for the lease, service and maintenance of such Equipment and the sale of reagents and other products used in the operation of such Equipment and (iii) assigns to such VFP Institution all right, title and interest in the receivables under such Bundled Contracts that relate to (and only to) the lease, servicing and maintenance of such Equipment being financed by such VFP Institution (each such assigned interest under a Bundled Contract, an "Assigned Portion");

        WHEREAS, in connection with any such Vendor Financing Program, a Third Party Customer may from time to time remit payments to the Borrower and/or its Domestic Subsidiaries representing payments relating to the Assigned Portion of a Bundled Contract (the "VFP Contract Payments"); and

        WHEREAS, the Borrower has requested that the Collateral Agent acknowledge certain matters relating to the security interests granted by the Assignors to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Agreement and enter into the agreements as herein provided;

        NOW, THEREFORE, IT IS AGREED:

        1.    Absence of Security Interest or Claim.    The Collateral Agent hereby acknowledges that (i) the VFP Contract Payments from time to time held by the Assignors do not constitute Collateral under, and as defined in, the Security Agreement, (ii) the Security Agreement does not grant to the Collateral Agent for the benefit of the Secured Creditors a security interest in such VFP Contract Payments and

(iii) the Collateral Agent has no right, interest or claim (hereinafter referred to as a "Claim") in or to any such VFP Contract Payments pursuant to the Security Agreement or otherwise.

        2.    Additional Agreements.    The Collateral Agent hereby agrees (i) not to assert any Claim to any VFP Contract Payment under any circumstances, including the bankruptcy of the Borrower or any other Assignor, and (ii) to remit to a VFP Institution any monies received by the Collateral Agent in respect of any VFP Contract Payment owing to such VFP Institution.

        3.    Repossession, etc.    The Collateral Agent hereby agrees that (i) in the event of any default by a Third Party Customer under any Bundled Contract, a VFP Institution may exercise its right or power to take possession of the Equipment under, and in accordance with the terms of, such Bundled Contract and (ii) if the Collateral Agent obtains possession of the Equipment subject to a Bundled Contract pursuant to the Security Agreement or otherwise, a VFP Institution shall be entitled to repossess such Equipment in accordance with the terms of such Bundled Contract, without retention of any Claims by the Secured Creditors.

        4.    Authority.    Deutsche Bank AG, New York Branch is authorized in its capacity as Collateral Agent under the Security Agreement to execute this Agreement on behalf of the Secured Creditors. Deutsche Bank AG, New York Branch acknowledges that it is executing this Agreement in its capacity as Collateral Agent under the Security Agreement and, in such capacity, intends to be bound, and intends any successor to it in its capacity as Collateral Agent under the Security Agreement to be bound, by this Agreement.

        5.    Reliance.    This Agreement may be relied upon by each VFP Institution in connection with a Vendor Financing Program.

        6.    Limited Agreement.    This Agreement is limited as specified and shall not constitute an acknowledgment of any other provision of the Credit Agreement or any other Credit Document.

        7.    Headings Descriptive.    The headings of the several sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision hereof.

        8.    Governing Law.    This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and be governed by the law of the State of New York.

DEUTSCHE BANK AG, NEW YORK BRANCH, as Collateral Agent
By
Name: Title:

2

EXHIBIT B-6

FORM OF B TERM NOTE

$	New York, New York

        FOR VALUE RECEIVED, DADE BEHRING INC., a Delaware corporation (the "Borrower"), hereby promises to pay to                        or its registered assigns (the "Lender"), in lawful money of the United States of America in immediately available funds, at the appropriate Payment Office (as defined in the Agreement referred to below) initially located at 90 Hudson Street, Jersey City, NJ 07302 on the B Term Loan Maturity Date (as defined in the Agreement) the principal sum of                        DOLLARS ($                        ) or, if less, the unpaid principal amount of all B Term Loans (as defined in the Agreement) made by the Lender pursuant to the Agreement.

        The Borrower promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Agreement. All payments pursuant to this Note shall be made in accordance with requirements of Sections 4.03 and 4.04 of the Agreement.

        This Note is one of the B Term Notes referred to in the Credit Agreement, dated as of October 3, 2002, among Dade Behring Holdings, Inc., the Borrower, the financial institutions from time to time party thereto (including the Lender), Deutsche Bank Securities Inc., as Lead Arranger and Lead Book Runner, Deutsche Bank AG, New York Branch, as Administrative Agent, and General Electric Capital Corporation and The Royal Bank of Scotland PLC, as Syndication Agents (as amended, modified, restated and/or supplemented from time to time, the "Agreement") and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Agreement). This Note is secured by the Security Documents (as defined in the Agreement) and is entitled to the benefits of the Guaranties (as defined in the Agreement). This Note is subject to voluntary prepayment and mandatory repayment prior to the B Term Loan Maturity Date, in whole or in part, as provided in the Agreement.

        In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may become or be declared to be due and payable in the manner and with the effect provided in the Agreement.

        The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

        THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

DADE BEHRING INC.
By
Title:

EXHIBIT K

FORM OF ASSIGNMENT
AND
ASSUMPTION AGREEMENT(1)

        This Assignment and Assumption Agreement (the "Assignment"), is dated as of the Effective Date set forth below and is entered into by and between the Assignor identified in item 1 below (the "Assignor") and [[the] [each] Assignee identified in item [2] [3] below ([the] [each an] "Assignee"). [It is understood and agreed that the rights and obligations of such Assignee hereunder are several and not joint]. Capitalized terms used herein but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by [the] [each] Assignee. The Standard Terms and Conditions for Assignment and Assumption Agreement set forth in Annex I hereto (the "Standard Terms and Conditions") are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.

        For an agreed consideration, the Assignor hereby irrevocably sells and assigns to [the] [each] Assignee, and [the][each] Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, the interest in and to all of the Assignor's rights and obligations under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor's outstanding rights and obligations under the respective Tranches identified below (including, to the extent included in any such Tranches, Letters of Credit and Swingline Loans) (the "Assigned Interest"). [Such] [Each] sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment, without representation or warranty by the Assignor.

1.	Assignor:
[2.	Assignee:	](2)
[2.][3.]	Credit Agreement:
Credit Agreement, dated as of October 3, 2002, among Dade Behring Holdings, Inc., the Borrower, the lending institutions from time to time party thereto, Deutsche Bank Securities Inc., as Lead Arranger and Lead Book Runner, Deutsche Bank AG, New York Branch, as Administrative Agent, and General Electric Capital Corporation and The Royal Bank of Scotland PLC, as Syndication Agents (such Credit Agreement, as in affect on the date of this Assignment, being herein called the "Credit Agreement").

(1)
This form of Assignment and Assumption Agreement should be used by Lenders for an assignment to a single Assignee or to funds managed by the same or related investment managers.

(2)
Item 2 should list the Assignee if the form is used for a single Assignee. In the case of an assignment to funds managed by the same or related investment managers, the Assignees should be listed in the table under bracketed item 3.

[3.        Assigned Interest:(3)

	Tranche Assigned	Aggregate Amount of Commitment/ Loans for all Lenders	Amount of Commitment/ Loans Assigned	Percentage of Assigned Commitment/ Loans(4)
[Name of Assignee]		[$][€]	[$][€]	%
[Name of Assignee]		[$][€]	[$][€]	%]

[4.        Assigned Interest:(5)

Tranche Assigned	Aggregate Amount of Commitment/ Loans for all Lenders	Amount of Commitment/ Loans Assigned	Percentage of Assigned Commitment/ Loans(6)
Revolving Loan Commitment/ Revolving Loans	[$][€]	[$][€]	%
A-1 Term Loans	$	$	%
A-2 Term Loans	$	$	%]
A-3 Term Loans	€	€	%]
B Term Loans	$	$	%]

(3)
Insert this chart if this Form of Assignment and Acceptance is being used for assignment to funds managed by the same or related investment managers.

(4)
Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder for the respective Tranche.

(5)
Insert this chart if this Form of Assignment and Acceptance is being used by a Lender for an assignment to a single Assignee.

(6)
Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

2

[5.][6.]	Rate of Interest to the Assignee:	As set forth in Section 1.08 of the Credit Agreement (unless otherwise agreed to by the Assignor and the Assignee).(7)
[6.][7.]	Commitment Fee to the Assignee:	As set forth in Section 3.01(a) of the Credit Agreement (unless otherwise agreed to by the Assignor and the Assignee).(8)
[7.][8.]	Letter of Credit Fee to the Assignee:	As set forth in Section 3.01(b) of the Credit Agreement (unless otherwise agreed to by the Assignor and the Assignee).(9)
Effective Date , , 200 .		Payment Instructions:

Attention:
Reference:
Address for Notices:

Relationship Contact:

(7)
The Borrower and the Administrative Agent shall direct the entire amount of the interest to the Assignee at the rate set forth in Section 1.08 of the Credit Agreement, with the Assignor and Assignee effecting any agreed upon sharing of interest through payments by the Assignee to the Assignor.

(8)
Insert "Not Applicable" in lieu of text if no portion of the Total Revolving Loan Commitment is being assigned. Otherwise, the Borrower and the Administrative Agent shall direct the entire amount of the Commitment Fee to the Assignee at the rate set forth in Section 3.01(a) of the Credit Agreement, with the Assignor and the Assignee effecting any agreed upon sharing of the Commitment Fee through payment by the Assignee to the Assignor.

(9)
Insert "Not Applicable" in lieu of text if no portion of the Total Revolving Loan Commitment is being assigned. Otherwise, the Borrower and the Administrative Agent shall direct the entire amount of the Letter of Credit Fees to the Assignee at the rate set forth in Section 3.01(b) of the Credit Agreement, with the Assignor and the Assignee effecting any agreed upon sharing of the Letter of Credit Fees through payment by the Assignee to the Assignor.

3

        The terms set forth in this Assignment are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR]		ASSIGNEE(10) [NAME OF ASSIGNEE]
By:		By:
	Name: Title:		Name: Title:
[Consented to and](11) Accepted: DEUTSCHE BANK AG, NEW YORK BRANCH, as Administrative Agent
By:
Name: Title:
By:
Name: Title:
[DADE BEHRING INC.
By:
Name: Title:](12)
[[NAME OF EACH LETTER OF CREDIT ISSUER], as Letter of Credit Issuer
By:
Name: Title:](13)
[DEUTSCHE BANK AG, NEW YORK BRANCH, as Swingline Lender
By:
Name: Title:
By:
Name: Title:(14)

(10)
Add additional signature blocks, as needed, if this Form of Assignment and Assumption Agreement is being used by funds managed by the same or related investment managers.

(11)
Insert only if assignment is being made pursuant to Section 12.04(b)(y) of the Credit Agreement.

(12)
Insert only if (i) no Event of Default or Default under Section 9.01 or 9.05 of the Credit Agreement is then in existence, (ii) assignment is being made pursuant to 12.04(b)(y) of the Credit Agreement and (iii) assignment is not being made within four weeks of the Initial Borrowing Date and as part of the primary syndication of the Loans and Commitments.

(13)
Insert for any assignment of a Revolving Loan Commitment pursuant to clause (x) or (y) of Section 12.04(b) of the Credit Agreement.

(14)
Insert for any assignment of a Revolving Loan Commitment pursuant to clause (x) or (y) of Section 12.04(b) of the Credit Agreement.

4

ANNEX
TO EXHIBIT K

Dade Behring, Inc.

CREDIT AGREEMENT

STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT AND
ASSUMPTION AGREEMENT

        1.    Representations and Warranties.

        1.1.    Assignor.    The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with any Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Credit Document or any other instrument or document delivered pursuant thereto, other than this Assignment, or any collateral thereunder, (iii) the financial condition of Holdings or any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by Holdings or any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Documents.

        1.2.    Assignee.    [The] [Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Transferee under the Credit Agreement, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.01(a) thereof as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest on the basis of which it has made such analysis and decision and (v) if it is organized under the laws of a jurisdiction outside the United States, attached to this Assignment is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the] [each] Assignee; (b) agrees that it will, independently and without reliance upon the Administrative Agent, the Syndication Agent, the Assignor, or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (c) appoints and authorizes each of, the Administrative Agent, the Syndication Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Syndication Agent, the Administrative Agent or the Collateral Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto; (d) confirms that it is (I) a Lender, (II) a parent company and/or an affiliate of the Assignor which is at least 50% owned by the Assignor or its parent company, (III) in the event the Assignor is a fund that invests in bank loans, a fund that invests in bank loans and is managed by the same investment advisor of the Assignor or by an affiliate of such investment advisor or (IV) an Eligible Transferee under Section 12.04(b) of the Credit Agreement; [and] (e) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender[; and (f) attaches the forms described in Section 12.04(b) of the Credit Agreement].(15)

        2.    Payment.    From and after the Effective Date, the Administrative Agent shall make all payment in respect to the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to [the] [each] Assignee for amounts which have accrued from and after the Effective Date.

        3.    General Provisions.    This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed counterpart of the Assignment. THIS ASSIGNMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

(15)
Include bracketed language if the Assignee is organized under the laws of a jurisdiction outside the United States.

QuickLinks

  EXHIBIT 3.2
SECOND AMENDMENT AND CONSENT TO CREDIT AGREEMENT AND CONSENT TO SECURITY AGREEMENT
  ANNEX I
LIST OF LENDERS
  ANNEX II
  ANNEX III
ACKNOWLEDGMENT AND AGREEMENT
  EXHIBIT B-6
FORM OF B TERM NOTE
  EXHIBIT K
FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT(1)
  ANNEX TO EXHIBIT K
Dade Behring, Inc. CREDIT AGREEMENT STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT AND ASSUMPTION AGREEMENT